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                         WARNER NORCROSS & JUDD LLP
                              ATTORNEYS AT LAW

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                                                     EXHIBIT 5(a) AND 23(a)


                               April 6, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Wolverine World Wide, Inc.
          Registration Statement on Form S-8
          Wolverine World Wide, Inc.
          1997 STOCK INCENTIVE PLAN

Dear Sir or Madam:

          We represent Wolverine World Wide, Inc., a Delaware corporation (the "Company"), with respect to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed pursuant to the Securities Act of 1933 (the "Act") to register 1,500,000 shares of Common Stock.

          As counsel for the Company, we are familiar with its Certificate of Incorporation and Bylaws and have reviewed the various proceedings taken by the Company to authorize the issuance of the Common Stock to be sold pursuant to the Registration Statement. We have also reviewed and assisted in preparing the Registration Statement. In our review, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

          On the basis of the foregoing, we are of the opinion that when the Registration Statement has become effective under the Act, any and all shares of Common Stock which are the subject of the Registration Statement will, when issued upon payment of the purchase price therefore to the Company, be validly issued, fully paid and nonassessable.



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Securities and Exchange Commission
April 6, 1998
Page 2
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          We hereby consent to the use of this opinion as an exhibit to the
Registration Statement on Form S-8 covering the Common Stock to be issued pursuant to the 1997 Stock Incentive Plan.

                                   Very truly yours,

                                   WARNER NORCROSS & JUDD LLP

                                   By: /s/Jeffrey A. Ott
                                       Jeffrey A. Ott
                                       A Partner